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                                                       EXHIBIT 10


                                                       January 1, 1998


                                GATX CORPORATION
                           MANAGEMENT INCENTIVE PLAN


1.   OBJECTIVE.

     This Management Incentive Plan (the "Plan"), which is administered by the Compensation Committee of the Board of Directors (the "Committee"), is established for the period January 1 through December 31, 1998 (the "Plan Year"), to motivate and reward those employees whose activities and contributions have a significant bearing on the success and profitability of GATX Corporation and its Subsidiaries (collectively, the "Company").

2.   ELIGIBILITY.

     Recommendation for participation in the Plan is initiated by the Subsidiary Presidents or the Vice President of Human Resources, and approved by the Chief Executive Officer.

3.   PARTICIPATION.

     Participants under this Plan will be exempt salaried employees with the Company who are individually authorized to participate (the "Participants"). Each Participant will be notified by the Subsidiary President or Corporate Department Head of his or her participation and participation level ("Target Bonus").

4.   DEFINITIONS.

     For purposes of this Plan, the following terms will have the following meanings:

     A. "Base Salary" will mean (1) the total salary (excluding any incentive compensation or lump sum payments) paid to a Participant by the Company before reduction for any contribution authorized under the GATX Corporation Salaried Employees Retirement Savings Plan, plus (2) any compensation which the Participant elects to defer under any deferred compensation plan of the Company.

     B. "Income Goals" will mean the net income goals established annually by the Committee for GATX and each subsidiary. See Exhibit II.

     C. "Bonus" will mean the amount payable to a Participant under this Plan for the current Plan Year, calculated in accordance with the provisions of this Plan, and approved by the Committee.

     D. "Target Bonus" will mean the percentage of base salary payable if 100% of income goals and individual performance goals (if applicable) are attained.


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     E. "Profit Attainment Percentage" will mean the quotient of income divided by income goal expressed as a percentage.

     F. "Payout Percentage" will mean the percentage of the Bonus paid for the Company or Subsidiary performance as determined by the Profit Attainment Percentage. The relationship between the Profit Attainment Percentage and the Payout Percentage is approved by the Committee and presented in Exhibit III.

     G. "Personal Evaluation Percentage" will mean the percentage of the Bonus paid for the Participant's individual performance during the Plan Year. See
Exhibit IV.

     H. "Threshold" will mean the minimum level of income required for payout under the Earnings Portion of this Plan. See Exhibit II.

5.   COMPONENTS OF THE BONUS.

     The Bonus is composed of a GATX Earnings Portion, a Subsidiary Earnings Portion and a Personal Portion. As soon as practical following the start of each Plan Year, the Committee will establish Income Goals for the Company.

     A. GATX Earnings Portion - The extent to which GATX meets its Income Goal - determined by reference to the Profit Attainment Percentages (Exhibit III) - will be the basis for the GATX Earnings Portion of the Bonus for both corporate and subsidiary participants.

     B. Subsidiary Earnings Portion - For subsidiary Participants, the extent to which each subsidiary meets its Income Goal - determined by reference to the Profit Attainment Percentages (Exhibit III) - will be the basis for that subsidiary's Earnings Portion of the Bonus.

     For corporate Participants, the Subsidiary Earnings Portion will recognize the relative proportion of the Income Goals established for each participating subsidiary. At the start of the Plan Year, each participating subsidiary will be assigned a weight by the Committee calculated on the basis of its Income Goal as a percent of the total of the Income Goals of all participating subsidiaries, with a minimum weight of 5.0% (Exhibit II). The extent to which each subsidiary meets its Income Goal - determined by reference to the Profit Attainment Percentages (Exhibit III) - will be the basis for the Subsidiary Earnings Portion of the Bonus.

     C. Personal Portion - The Personal Portion recognizes the level of the Participant's individual performance (Exhibit IV). The percentage of the Bonus represented by the Personal Portion may vary depending upon whether or not the Threshold levels established annually for the GATX Earnings Portion (for corporate Participants) and the Subsidiary Earnings Portion (for subsidiary Participants) are met.


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6.   WEIGHTING OF THE COMPONENTS OF THE BONUS.

     As soon as practical following the start of each Plan Year, the Committee will determine the weight to be allocated to each of the component parts of the Bonus identified in paragraph 5 hereof. For the current Plan Year, the component parts of the Bonus for each category of Participant are attached as
Exhibit I.

7.   CALCULATION OF THE BONUS.

     A. Earnings Portions. Payout Percentages based on actual performance relative to goals are determined and are multiplied by the weightings on each component to determine weighted Payout Percentages for the Earnings components (Exhibit V, Section B). Payout Percentages are determined from the Profit Attainment Percentages as described in paragraphs 5A and 5B.

     B. Personal Portion. The Personal Evaluation Percentage as determined from the table attached as Exhibit IV is multiplied by the weighting on the Personal component to determine the weighted Payout Percentage for the Personal component. (Exhibit V, Section B).

     C. The Bonus award will be the sum of the Target Bonus multiplied by the weighted Payout Percentages on the Earnings Portions and the Personal Portion of the Bonus, provided that no Bonus payment will be made with respect to the Earnings Portions unless the Company reaches the Threshold levels as established by the Committee. (Exhibit II).

     D. The Company's Chief Executive Officer or Subsidiary President may increase or decrease the Bonus to an individual Participant by a maximum of 25%, based on an assessment of that Participant's overall contribution or performance related to a special project.

8.   ADMINISTRATION OF THE PLAN.

     A. Administration.
        Administration of the Plan will be the responsibility of the Committee which may delegate responsibility thereunder to the Vice President of Compensation and Benefits, Corporate Human Resources Department.

     B. New Participants.
        Subject to the provisions of the following sentence, new employees who join the Company during the Plan Year may be authorized to participate in the Plan on a pro-rata basis with the approval of the Chief Executive Officer. Participation under this Plan will not be available to any new employee after October 1st of any Plan Year.



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     C. Transfers and Promotions.
        If a Participant is transferred or promoted during the Plan Year causing an adjustment in his Target Bonus, such Participant's bonus will be calculated on a pro-rata basis to reflect this change.


     D. Retirement, Death or Disability.
        A Participant who retires, dies, or becomes totally and permanently disabled, as that term is defined in the GATX Pension Plan for Salaried Employees, during the Plan Year will be entitled to a pro-rated bonus in accordance with Paragraph E.

     E. Payment of Bonus.
        Bonuses will be paid as soon as possible after the completion of the Company's year-end audit, normally no later than March 1. The Participant does not have a contractual right to receive the Bonus. Participants become entitled to receive Bonus payments only after the payments have been approved and authorized by the Committee.

     F. Employment as a Condition Precedent.

        No bonus will be paid, except pursuant to the provisions of Paragraph Dabove, unless the Participant is an employee of the Company at the end of the Plan Year.

     G. No Employment Contract.
        Neither the establishment of the Plan nor the authorization to be a Participant in the Plan will be construed as giving the Participant the right to be retained in the service of the Company.

     H. Modification of Goals.
        The Committee may, from time to time during the Plan Year, modify the Plan as appropriate including (i) Income Goals, (ii) Thresholds, (iii) Payout Percentages, (iv) assigned weights established for one or more subsidiaries and
(v) weighting of the Components of the Bonus if, in the sole discretion of the Committee, any part of the Plan ceases to be a reasonable measure of desired performance. Notwithstanding anything to the contrary contained herein, the Committee shall have the authority and exclusive discretion to determine whether income or expenses of an unusual or nonrecurring nature are to be included with other income of the Company for purposes of determining whether the established Income Goals have been achieved.


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                                                                    EXHIBIT I




                    WEIGHTING OF THE COMPONENTS OF THE BONUS
                         1998 MANAGEMENT INCENTIVE PLAN
                    ________________________________________




  CHIEF EXECUTIVE OFFICER                          100%    GATX
  and CHAIRMAN OF THE BOARD





  CORPORATE DIRECT REPORTS TO CEO                   50%    GATX
                                                    50%    Subsidiary or combined subsidiaries
                                               -----------
                                                   100%
                                               ===========




  SUBSIDIARY PRESIDENTS                             25%    GATX
                                                    75%    Subsidiary or combined subsidiaries
                                               -----------
                                                   100%
                                               ===========




  OTHER CORPORATE OFFICERS                          25%    GATX
                                                    25%    Subsidiary or combined subsidiaries
                                                    50%    Personal *
                                               -----------
                                                   100%
                                               ===========




  OTHER PARTICIPANTS                                10%    GATX
                                                    40%    Subsidiary or combined subsidiaries
                                                    50%    Personal *
                                               -----------
                                                   100%
                                               ===========

                       * 30% if Threshold not met


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                                                            EXHIBIT II


                         EXHIBIT II INTENTIONALLY OMITTED


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                                                               EXHIBIT III


                         EXHIBIT III INTENTIONALLY OMITTED
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                                                                  EXHIBIT IV




                              PERSONAL PERFORMANCE
               --------------------------------------------------
                      1998 GATX MANAGEMENT INCENTIVE PLAN
               --------------------------------------------------






    EVALUATION                                                 EVALUATION
    GUIDELINES                                                 PERCENTAGE
    -----------------------------------------                 -----------

    Performance against goals was truly                       150% - 200%
    Outstanding; attained difficult and high
    Impact goal(s) during the performance
    period.


    Difficult goals were attained during                      100% - 130%
    the performance period and acceptable
    progress was made toward all others.


    Achieved some goals and made                                50% - 80%
    acceptable progress toward others.
    Performance against goals was
    satisfactory overall.



                  * Any whole percentage between 0% and 200%.


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                                                                 EXHIBIT V
                                                                 ---------


                    EXHIBIT V INTENTIONALLY OMITTED